SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2001

Dime Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13094	11-3197414

(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

589 Fifth Avenue New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 326-6170

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

             Dime Bancorp, Inc. ("Dime") files this Current Report on Form 8-K to revise the number of Litigation Tracking Warrants (LTWs) reserved for issuance upon exercise of Dime stock options. The total number of LTWs issued and reserved for issuance is 113,030,607, and the number of LTWs reserved for issuance to holders of Dime stock options is 9,097,534. Both of these revised numbers reflect an additional 55,000 LTWs reserved for issuance upon exercise of Dime's stock options from the numbers previously disclosed in Dime's 424(b)(3) prospectus filed on December 29, 2000.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIME BANCORP, INC.
By:	/s/ James E. Kelly

	Name: Title:	James E. Kelly General Counsel

Date:  January 19, 2001